                                                                      EXHIBIT 20


Chase Bank, Trustee                        Determination Date:         02-Mar-01
Manufactured Housing Contracts             Remittance Date:            07-Mar-01
Senior/Subordinated Pass-Through
Certificates Series 2001 A                 For the Period Ended:       25-Feb-01
                                           Lock-Out Date:                 Mar-06


Information for Clauses (a) through (s), Section 7.01 -

                                                                      Class I A-1       Class I A-2     Class I A-3   Class I A-4
 (a)  Class I A and Class I B Distribution Amounts                    3,997,332.39      388,110.00      315,426.67     493,758.60

 (b)  Formula Principal Distribution Amount
      (a) Scheduled Principal Due                                       403,463.51
      (b) Partial Prepayments Received                                  436,035.48
      (c) Principal Payments in Full (Scheduled Balance)              2,781,391.73
      (d) Liquidated Contract Scheduled Balance                               0.00
      (e) Section 3.05 Purchase Scheduled Balance                             0.00
      (f) Previously Undistributed Shortfalls in (a) through (e)              0.00
                                                                     -------------   -------------   -------------   -------------
 Total Principal Distribution                                         3,620,890.72            0.00            0.00            0.00


 (c)  Interest Distribution                                             376,441.67      388,110.00      315,426.67      493,758.60
      Unpaid Interest Shortfall                                               0.00            0.00            0.00            0.00
                                                                     -------------   -------------   -------------   -------------
 Total Interest Distribution                                            376,441.67      388,110.00      315,426.67      493,758.60


 (d)  Beginning Class I A and Class I B Principal Balance            79,600,000.00   76,100,000.00   57,700,000.00   81,895,000.00
      Less: Principal Distribution                                    3,620,890.72            0.00            0.00            0.00
                                                                     -------------   -------------   -------------   -------------
      Remaining Class A and Class B Principal Balance                75,979,109.28   76,100,000.00   57,700,000.00   81,895,000.00


 (e)  Fees Due Servicer
      Monthly Servicing Fee                                             368,383.98        (h)          Pool Factor
      Section 8.06 Reimbursement Amount                                       0.00     Class I A-1      0.95451142
      Section 6.02 Reimbursement Amount                                       0.00     Class I A-2      1.00000000
      Reimburseable Fees                                                      0.00     Class I A-3      1.00000000
                                                                     -------------     Class I A-4      1.00000000
 Total Fees Due Servicer                                                368,383.98     Class I A-5      1.00000000
                                                                                       Class I M-1      1.00000000
                                                                                       Class I B-1      1.00000000
                                                                                       Class I B-2      1.00000000





                                                                      Class I A-5      Class I M-1    Class I B-1   Class I B-2
 (a)  Class I A and Class I B Distribution Amounts                      93,881.12       91,241.70       96,664.33     114,483.25

 (b)  Formula Principal Distribution Amount
      (a) Scheduled Principal Due
      (b) Partial Prepayments Received
      (c) Principal Payments in Full (Scheduled Balance)
      (d) Liquidated Contract Scheduled Balance
      (e) Section 3.05 Purchase Scheduled Balance
      (f) Previously Undistributed Shortfalls in (a) through (e)
                                                                    -------------   -------------   -------------   ------------
 Total Principal Distribution                                                0.00            0.00            0.00           0.00


 (c)  Interest Distribution                                             93,881.12       91,241.70       96,664.33      114,483.25
      Unpaid Interest Shortfall                                              0.00            0.00            0.00            0.00
                                                                    -------------   -------------   -------------   -------------
 Total Interest Distribution                                            93,881.12       91,241.70       96,664.33      114,483.25


 (d)  Beginning Class I A and Class I B Principal Balance           15,031,000.00   14,146,000.00   14,146,000.00   15,030,623.00
      Less: Principal Distribution                                           0.00            0.00            0.00            0.00
                                                                    -------------   -------------   -------------   -------------
      Remaining Class A and Class B Principal Balance               15,031,000.00   14,146,000.00   14,146,000.00   15,030,623.00


 (e)  Fees Due Servicer
      Monthly Servicing Fee                                        Original Balance        Rate
      Section 8.06 Reimbursement Amount                             79,600,000.00         5.6750%
      Section 6.02 Reimbursement Amount                             76,100,000.00         6.1200%
      Reimburseable Fees                                            57,700,000.00         6.5600%
                                                                    81,895,000.00         7.2350%
 Total Fees Due Servicer                                            15,031,000.00         7.4950%
                                                                    14,146,000.00         7.7400%
                                                                    14,146,000.00         8.2000%
                                                                    15,030,623.00         9.1400%






 (a)  Class I A and Class I B Distribution Amounts

 (b)  Formula Principal Distribution Amount
      (a) Scheduled Principal Due
      (b) Partial Prepayments Received
      (c) Principal Payments in Full (Scheduled Balance)
      (d) Liquidated Contract Scheduled Balance
      (e) Section 3.05 Purchase Scheduled Balance
      (f) Previously Undistributed Shortfalls in (a) through (e)

 Total Principal Distribution
                                                            1,970,007.34

 (c)  Interest Distribution                                 2,306,019.21
      Unpaid Interest Shortfall

 Total Interest Distribution
                                                                                    When

 (d)  Beginning Class I A and Class I B Principal Balance                         350,027,732.28
      Less: Principal Distribution                          3,620,890.72        is less than
                                                                                  353,648,623.00
      Remaining Class A and Class B Principal Balance                                       0.10
                                                                                   35,364,862.30

 (e)  Fees Due Servicer                                                         We can prepay
      Monthly Servicing Fee                                                Rate
      Section 8.06 Reimbursement Amount                        Class A-1  5.675%   79,600,000.00    4,517,300
      Section 6.02 Reimbursement Amount                        Class A-2  6.120%   76,100,000.00    4,657,320
      Reimburseable Fees                                       Class A-3  6.560%   57,700,000.00    3,785,120
                                                               Class A-4  7.235%   81,895,000.00    5,925,103
 Total Fees Due Servicer                                       Class A-5  7.495%   15,031,000.00    1,126,573
                                                               Class A-6  7.740%   14,146,000.00    1,094,900
                                                               Class B-1  8.200%   14,146,000.00    1,159,972
                                                               Class B-2  9.140%   15,030,623.00    1,373,799

                                                                                  353,648,623.00   23,640,088    6.68%

Chase Bank, Trustee                        Determination Date:         02-Mar-01
Manufactured Housing Contracts             Remittance Date:            07-Mar-01
Senior/Subordinated Pass-Through
Certificates Series 2001 A                 For the Period Ended:       25-Feb-01
                                           Lock-Out Date:                 Mar-06


                                                                         Unpaid                                            Unpaid
                                                           No. of       Principal       Delinquency as of      No. of     Principal
 (f)  Delinquency as of the Due Period                   Contracts       Balance       Calendar Month End     Contracts    Balance

        31-59 Days Delinquent                               105          4,409,171    31-59 Days Delinquent       84      3,569,965
        60-89 Days Delinquent                                24          1,002,175    60-89 Days Delinquent       20        927,690
        90+ Days Delinquent                                  1             108,368    90+ Days Delinquent          1        108,368

      3-Month Avg Thirty-Day Delinquency Ratio     n/a                                3-Month Avg Thirty-Day                   n/a
      3-Month Avg Sixty-Day Delinquency Ratio      n/a                                  Delinquency Ratio
                                                                                      3-Month Avg Sixty-Day
 (g)  Section 3.05 Repurchases                                                0.00      Delinquency Ratio                      n/a

 (i)  Class R Distribution Amount                                       336,011.87        Acquisition Loss Amount
      Reposession Profits                                                     0.00
                                                                                      Current Month Acquisition Loss Amount       0
 (j)  Principal Balance of Contracts in Repossession                    326,680.54    Cumulative Acquisition Loss Amount          0

 (k)  Aggregate Net Liquidation Losses                                        0.00

 (l)  (x) Class B-2 Formula Distribution Amount                         114,483.25
      (y) Remaining Amount Available                                    450,495.12
                                                                      ------------
      Amount of (x) over (y)                                                  0.00

 (m)  Class B-2 Liquidation Loss Amount                                       0.00

 (n)  Guarantee Payment                                                       0.00

 (o)  Unadvanced Shortfalls                                                   0.00
                                                                No.   $
 (p)  Units repossessed                                           0           0.00

 (q)  Principal Prepayments paid                                      3,217,427.21

 (r)  Scheduled Principal Payments                                      403,463.51

 (s)  Weighted Average Interest Rate                                         11.30%

Chase Bank, Trustee                        Determination Date:         02-Mar-01
Manufactured Housing Contracts             Remittance Date:            07-Mar-01
Senior/Subordinated Pass-Through
Certificates Series 2001 A                 For the Period Ended:       25-Feb-01
                                           Lock-Out Date:                 Mar-06


                     Computation of Available Distribution Amount

(i)   Certificate Account Balance at Monthly Cutoff-Vanderbilt        6,135,381.59
      Certificate Account Balance at Monthly Cutoff-SubServicer-21st    368,797.51

(ii)  Monthly Advance made                                                    0.00
(iii) Section 5.05 Certificate Fund Income-Vanderbilt                         0.00
(iii) Section 5.05 Certificate Fund Income-SubServicer-21st                   0.00

(v)   Principal due Holders                                                   0.00
Less:
(i)   Scheduled Payments of principal and interest
      due subsequent to the Due Period-Vanderbilt                       195,788.60
(i)   Scheduled Payments of principal and interest
      due subsequent to the Due Period-SubServicer-21st                  13,096.59


(ii)  Due to the Servicer Pursuant to Section 6.02:
   (i)   Section 3.05 Purchases (Due Seller)                                  0.00
   (ii)  Reimbursement for taxes from Liquidation Proceeds                    0.00
   (iii) Monthly Servicing Fee                                          368,383.98
   (iv)  Reimburseable Liquidation Expenses                                   0.00
   (v)   Section 6.04 (c) reimbursement                                       0.00
   (vi)  Section 8.06 reimbursement                                           0.00
   (vii) Amounts not required to be deposited-SubServicer-21st                0.00

Total Due Servicer                                                      368,383.98

Available Distrubution Amount-Vanderbilt                              5,571,209.01
Available Distrubution Amount-SubServicer-21st                          355,700.92

To Class A and B                                                      5,590,898.06

Monthly Excess Cashflow                                                 336,011.87

Weighted Average Remaining Term (months)                                    253.00

      Scheduled Balance Computation

      Prior Month Balance                                           353,648,623.00

      Current Balance                        350,049,974.13
        Adv Principal                             38,728.89
        Del Principal                             60,970.74
      Pool Scheduled Balance                                        350,027,732.28

      Principal Payments in Full               2,781,391.73
      Partial Prepayments                        436,035.48

      Scheduled Principal                        403,463.51

      Collateral Balance                                            350,049,974.13